Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	9/30/2019	6/30/2019	9/30/2018
Assets
Loans	$92,760	$91,937	$89,268
Loans held for sale	1,598	1,790	1,618
Securities available for sale	22,378	21,528	18,341
Held-to-maturity securities	10,490	10,878	11,869
Trading account assets	963	1,005	958
Short-term investments	3,351	2,443	2,272
Other investments	620	632	681
Total earning assets	132,160	130,213	125,007
Allowance for loan and lease losses	(893)	(890)	(887)
Cash and due from banks	636	607	319
Premises and equipment	815	829	891
Goodwill	2,664	2,664	2,516
Other intangible assets	272	298	338
Corporate-owned life insurance	4,216	4,201	4,156
Accrued income and other assets	5,881	5,633	5,308
Discontinued assets	940	990	1,157
Total assets	$146,691	$144,545	$138,805

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$65,604	$63,619	$57,219
Savings deposits	4,668	4,747	4,948
Certificates of deposit ($100,000 or more)	7,194	8,084	8,453
Other time deposits	5,300	5,524	5,130
Total interest-bearing deposits	82,766	81,974	75,750
Noninterest-bearing deposits	28,883	27,972	30,030
Total deposits	111,649	109,946	105,780
Federal funds purchased and securities sold under repurchase agreements	182	161	1,285
Bank notes and other short-term borrowings	700	720	637
Accrued expense and other liabilities	2,574	2,435	2,044
Long-term debt	14,470	14,312	13,849
Total liabilities	129,575	127,574	123,595

Equity
Preferred stock	1,900	1,900	1,450
Common shares	1,257	1,257	1,257
Capital surplus	6,287	6,266	6,315
Retained earnings	12,209	12,005	11,262
Treasury stock, at cost	(4,696)	(4,457)	(3,910)
Accumulated other comprehensive income (loss)	159	(2)	(1,166)
Key shareholders’ equity	17,116	16,969	15,208
Noncontrolling interests	—	2	2
Total equity	17,116	16,971	15,210
Total liabilities and equity	$146,691	$144,545	$138,805

Common shares outstanding (000)	988,538	1,003,114	1,034,287

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Interest income
Loans	$1,073	$1,082	$1,025	$3,221	$2,965
Loans held for sale	18	15	12	46	40
Securities available for sale	136	135	102	400	294
Held-to-maturity securities	64	67	72	199	213
Trading account assets	7	9	7	24	21
Short-term investments	16	17	15	49	31
Other investments	3	4	6	11	17
Total interest income	1,317	1,329	1,239	3,950	3,581
Interest expense
Deposits	227	223	140	652	343
Federal funds purchased and securities sold under repurchase agreements	—	—	1	1	10
Bank notes and other short-term borrowings	4	5	4	13	17
Long-term debt	114	120	108	354	302
Total interest expense	345	348	253	1,020	672
Net interest income	972	981	986	2,930	2,909
Provision for credit losses	200	74	62	336	187
Net interest income after provision for credit losses	772	907	924	2,594	2,722
Noninterest income
Trust and investment services income	118	122	117	355	378
Investment banking and debt placement fees	176	163	166	449	464
Service charges on deposit accounts	86	83	85	251	265
Operating lease income and other leasing gains	42	44	35	123	61
Corporate services income	63	53	52	171	175
Cards and payments income	69	73	69	208	202
Corporate-owned life insurance income	32	33	34	97	98
Consumer mortgage income	14	10	9	32	23
Mortgage servicing fees	23	24	19	68	61
Other income (a)	27	17	23	54	143
Total noninterest income	650	622	609	1,808	1,870
Noninterest expense
Personnel	547	589	553	1,699	1,733
Net occupancy	72	73	76	217	233
Computer processing	53	56	52	163	155
Business services and professional fees	43	45	43	132	135
Equipment	27	24	27	75	79
Operating lease expense	33	32	31	91	88
Marketing	26	24	26	69	77
FDIC assessment	7	9	21	23	63
Intangible asset amortization	26	22	23	70	77
OREO expense, net	3	4	3	10	5
Other expense	102	141	109	372	318
Total noninterest expense	939	1,019	964	2,921	2,963
Income (loss) from continuing operations before income taxes	483	510	569	1,481	1,629
Income taxes	70	87	87	239	252
Income (loss) from continuing operations	413	423	482	1,242	1,377
Income (loss) from discontinued operations, net of taxes	3	2	—	6	5
Net income (loss)	416	425	482	1,248	1,382
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$416	$425	$482	$1,248	$1,382

Income (loss) from continuing operations attributable to Key common shareholders	$383	$403	$468	$1,172	$1,334
Net income (loss) attributable to Key common shareholders	386	405	468	1,178	1,339
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.39	$.40	$.45	$1.17	$1.27
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.39	.40	.45	1.18	1.28
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.40	$.45	$1.16	$1.26
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.39	.40	.45	1.17	1.26

Cash dividends declared per common share	$.185	$.17	$.17	$.525	$.395

Weighted-average common shares outstanding (000)	988,319	999,163	1,036,479	998,268	1,048,397
Effect of common share options and other stock awards	10,009	8,801	13,497	9,632	14,419
Weighted-average common shares and potential common shares outstanding (000) (c)	998,328	1,007,964	1,049,976	1,007,900	1,062,816

(a)
For the three and nine months ended September 30, 2019, net securities gains (losses) totaled $15 million. For the three months ended June 30, 2019, and September 30, 2018, and the nine months ended September 30, 2018, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, and the nine months ended September 30, 2019 and September 30, 2018, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.